UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 382-8899

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.

On December 4, 2007 the Iowa Environmental Protection Commission referred alleged environmental law violations by Lincolnway Energy to the Iowa Attorney General’s office for enforcement action. The referred allegations concern water releases relating to construction activities and exceedences of iron and total suspended solids limits in Lincolnway Energy’s NPDES wastewater discharge permit, and concern air permitting, emission limit exceedences, stack testing, monitoring and reporting. Lincolnway Energy will attempt to reach a negotiated settlement of all allegations. Lincolnway Energy cannot predict the outcome, however it is likely that settlement would include a monetary penalty, although an amount cannot be predicted. Settlement may also include repermitting regarding air emissions and injunction concerning future activities. Counsel for Lincolnway Energy has spoken with the Iowa Attorney General’s office about a schedule for negotiating settlement of this matter, but a timeline has not yet been established.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: December 6, 2007	By:	/s/ Richard Brehm
Richard Brehm, President and
Chief Executive Officer